Exhibit 99.1

Investor Relations Contact:	Media Contact:
Eva Leung	Mei Li
NetSuite Inc.	NetSuite Inc.
650.627.2480	650.627.1063
eleung@netsuite.com	meili@netsuite.com

NETSUITE ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

SAN MATEO, Calif. - October 21, 2016-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud financials / ERP and omnichannel commerce software suites, today announced results for its third quarter ended September 30, 2016.

Total revenue for the third quarter of 2016 was $243.9 million, representing a 26% increase over the same period in the prior year.

Recurring revenue from subscription and support was $190.0 million, a 23% increase over the third quarter of last year. Non-recurring revenue from professional services and other was $53.9 million, a 41% increase over the same period in the prior year.

Cash flows from operations were $62.0 million in the third quarter of 2016, a 126% increase over the same period in the prior year.

On a GAAP basis, net loss for the third quarter of 2016 was $34.1 million, or $(0.42) per share, as compared to a net loss of $37.3 million, or $(0.47) per share, in the third quarter of 2015.

Non-GAAP net income for the third quarter of 2016 was $16.1 million, or $0.20 per share, as compared to a non-GAAP net income of $2.6 million or $0.03 per share, in the third quarter of 2015.
Outlook
As with Q2, following the announcement made on July 28, 2016 regarding NetSuite’s entry into a definitive agreement to be acquired by Oracle, the Company will not provide outlook for its fourth quarter 2016 financial results.  Furthermore, the Company does not expect to achieve its previously-issued full year revenue outlook range of $955 million to $975 million and is withdrawing all previously-issued financial outlook for the full year 2016.

Conference Call Details
Given the announcement made on July 28, 2016 regarding NetSuite’s entry into a definitive agreement to be acquired by Oracle, NetSuite will not be hosting a conference call to discuss our third quarter 2016 financial results.

About NetSuite
In 1998, NetSuite pioneered the Cloud Computing revolution, establishing the world’s first company dedicated to delivering business applications over the Internet. Today, NetSuite provides a suite of cloud financials/Enterprise Resource Planning (ERP) and omnichannel commerce software that runs the business of more than 30,000 companies, organizations, and subsidiaries in more than 100 countries.
For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future earnings, revenue and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to us as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at one or more of our data centers may occur; a security breach may impact operations; risks associated with material defects or errors in our software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; evolving government regulation of the Internet, data privacy and ecommerce; changes to current accounting rules; changes in foreign exchange rates; and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to our Annual Report on Form 10-K filed on February 24, 2016 and any subsequently filed reports on Forms 10-K, 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's website at www.netsuite.com.

Non-GAAP Financial Measures
Our stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with Oracle's pending purchase of NetSuite. Non-GAAP net income excludes expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, costs associated with Oracle's pending purchase of NetSuite, non-cash interest expense on convertible debt and income tax benefit associated with business combination. Non-GAAP operating income and non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. We believe these adjustments provide useful comparative information to investors.

We consider these non-GAAP financial measures to be important because they provide useful measures of our operating performance and are used by our management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on our Investor Relations website at www.netsuite.com/investors. The contents of the website are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo are registered service marks of NetSuite Inc.

NetSuite Announces Third Quarter 2016 Results

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$379,206	$289,966
Short-term marketable securities	81,876	74,748
Accounts receivable, net of allowances of $2,374 and $1,988 as of September 30, 2016 and December 31, 2015, respectively	168,309	176,720
Deferred commissions	70,033	69,579
Other current assets	36,925	44,087
Total current assets	736,349	655,100
Marketable securities, non-current	11,747	13,875
Property and equipment, net	99,801	89,643
Deferred commissions, non-current	17,533	15,287
Goodwill	305,333	291,956
Other intangible assets, net	50,489	60,980
Other assets	11,224	10,756
Total assets	$1,232,476	$1,137,597
Liabilities and total equity
Current liabilities:
Accounts payable	$6,211	$3,545
Deferred revenue	455,667	404,986
Accrued compensation	62,158	55,586
Accrued expenses	39,446	37,901
Other current liabilities	18,303	17,032
Total current liabilities	581,785	519,050
Long-term liabilities:
Convertible 0.25% senior notes, net	285,155	274,576
Deferred revenue, non-current	20,575	22,743
Other long-term liabilities	14,750	15,027
Total long-term liabilities	320,480	312,346
Total liabilities	902,265	831,396
Total equity:
Common stock	815	798
Additional paid-in capital	1,120,737	992,362
Accumulated other comprehensive loss	(15,759)	(13,009)
Accumulated deficit	(775,582)	(673,950)
Total equity	330,211	306,201
Total liabilities and total equity	$1,232,476	$1,137,597

NetSuite Announces Third Quarter 2016 Results

NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Revenue:
Subscription and support	$189,989	$180,194	$173,334	$164,536	$154,661
Professional services and other	53,926	50,577	43,244	41,693	38,162
Total revenue	243,915	230,771	216,578	206,229	192,823
Cost of revenue:
Subscription and support (1)	32,836	32,018	29,791	27,594	25,983
Professional services and other (1)	55,656	52,087	42,061	40,236	40,113
Total cost of revenue	88,492	84,105	71,852	67,830	66,096
Gross profit	155,423	146,666	144,726	138,399	126,727
Operating expenses:
Product development (1)	40,058	39,597	37,852	37,176	36,112
Sales and marketing (1)	115,084	117,314	109,691	107,539	102,145
General and administrative (1)	29,126	23,219	22,294	21,202	21,824
Total operating expenses	184,268	180,130	169,837	165,917	160,081
Operating loss	(28,845)	(33,464)	(25,111)	(27,518)	(33,354)
Other income / (expenses) and income taxes, net (1)	(5,299)	(4,279)	(4,634)	(4,885)	(3,986)
Net loss	(34,144)	(37,743)	(29,745)	(32,403)	(37,340)
Net loss per share	$(0.42)	$(0.47)	$(0.37)	$(0.41)	$(0.47)
Weighted average number of shares used in computing net loss per common share	81,143	80,641	80,086	79,615	79,186

(1)
Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations, costs associated with Oracle's pending purchase of NetSuite, non-cash interest expense on convertible debt and income tax benefit associated with business combination as follows:

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Cost of revenue:
Subscription and support	$3,940	$3,973	$3,772	$3,603	$3,438
Professional services and other	4,669	4,802	2,647	2,750	4,296
Operating expenses:
Product development	9,805	9,852	9,485	8,488	8,094
Sales and marketing	13,323	13,754	11,495	12,307	12,940
General and administrative	14,934	8,500	7,885	6,142	8,270
Other income / (expenses) and income taxes, net	(3,615)	(3,509)	(3,455)	(3,452)	(2,932)
Total	$50,286	$44,390	$38,739	$36,742	$39,970

NetSuite Announces Third Quarter 2016 Results

NetSuite Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(28,845)	$(33,464)	$(25,111)	$(27,518)	$(33,354)
Reversal of non-GAAP expenses:
Stock-based compensation and amortization of capitalized stock-based compensation (a)	34,289	35,051	29,655	27,724	28,686
Amortization of intangible assets and business combination costs (b)	4,547	5,830	5,629	5,566	8,352
Costs associated with Oracle's pending purchase of NetSuite (c)	7,835	—	—	—	—
Non-GAAP operating income	$17,826	$7,417	$10,173	$5,772	$3,684
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss	$(34,144)	$(37,743)	$(29,745)	$(32,403)	$(37,340)
Stock-based compensation and amortization of capitalized stock-based compensation (a)	34,289	35,051	29,655	27,724	28,686
Amortization of intangible assets and business combination costs (b)	4,547	5,830	5,629	5,566	8,352
Costs associated with Oracle's pending purchase of NetSuite (c)	7,835	—	—	—	—
Non-cash interest expense on convertible debt (d)	3,615	3,509	3,455	3,452	3,447
Income tax benefit associated with business combination (e)	—	—	—	—	(515)
Non-GAAP net income	$16,142	$6,647	$8,994	$4,339	$2,630
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	81,143	80,641	80,086	79,615	79,186
Effect of dilutive securities (stock options, restricted stock awards and ESPP) (f)	1,511	973	737	1,042	1,188
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	82,654	81,614	80,823	80,657	80,374
GAAP net loss per share	$(0.42)	$(0.47)	$(0.37)	$(0.41)	$(0.47)
Non-GAAP net income per share	$0.20	$0.08	$0.11	$0.05	$0.03

NetSuite Announces Third Quarter 2016 Results

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations, costs associated with Oracle's pending purchase of NetSuite, non-cash interest expense on convertible debt and income tax benefits associated with business combinations and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future.

These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Additionally, we capitalize equity based compensation costs in connection with our capitalization of internally developed software costs. These equity based compensation costs are included in cost of revenue when the internally developed software costs are amortized. As such, we included these costs in the stock-based compensation line item to determine both non-GAAP operating income and non-GAAP net income.

(b)
Amortization of intangible assets and transaction costs related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. We believe the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
On July 28, 2016, NetSuite entered into a definitive agreement to be acquired by Oracle Corporation ("Oracle"). The transaction is valued at $109.00 per share in cash, or approximately $9.3 billion. The Board of Directors has unanimously approved the transaction. The consummation of the transaction is pending the tender of shareholder equity. In connection with this transaction, we incurred banking, legal, accounting and other operating costs which would not otherwise have been incurred by us in the normal course of our business operations. We believe the exclusion of Oracle related transaction expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(d)
During the second quarter of 2013, we issued $310.0 million in senior convertible debt with a coupon interest rate of 0.25%. Interest is paid semiannually on June 1 and December 1 over the five year term of the debt. In connection with this convertible debt, we are required to recognize non-cash interest expense, including debt transaction costs, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense, including debt transaction costs, for purposes of calculating non-GAAP net income and non-GAAP net income per share. We believe that excluding these expenses from our non-GAAP measures is useful to investors because the incremental interest expense does not represent a cash outflow for the company and the debt transactions cost do not represent a cash outflow for the company except in the period the debt was issued and therefore both are not indicative of our continuing operations or meaningful in evaluating current versus past business results. Finally, we believe that non-GAAP measures of profitability that exclude non-cash interest expense and debt transaction costs are widely used by analysts and investors.

NetSuite Announces Third Quarter 2016 Results

(e)
In connection with our business acquisition in the third quarter of 2015, we recorded an income tax benefit that reduced our income tax provision in this quarter. This income tax benefit is a non-cash item that would not otherwise have been incurred in the normal course of our business operations. We believe that the exclusion of acquisition related items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(f)
These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

NetSuite Announces Third Quarter 2016 Results

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(101,632)	$(92,340)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,103	21,637
Amortization of other intangible assets	14,098	12,449
Amortization of debt discount and transaction costs	10,579	10,088
Provision for accounts receivable allowances	1,591	942
Stock-based compensation	98,040	81,686
Amortization of deferred commissions	89,953	72,951
Excess tax benefit on stock-based compensation	(247)	(207)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	7,526	(13,993)
Deferred commissions	(92,675)	(79,616)
Other current assets	7,749	2,783
Other assets	(84)	3,944
Accounts payable	2,794	8,097
Accrued compensation	6,427	1,919
Deferred revenue	47,804	58,645
Other current liabilities	5,872	1,879
Other long-term liabilities	2,091	(11,511)
Net cash provided by operating activities	129,989	79,353
Cash flows from investing activities:
Purchases of property and equipment	(37,960)	(32,831)
Capitalized internal use software	(2,782)	(2,262)
Cash paid in business combinations, net of amounts received	(18,489)	(130,560)
Purchases of marketable securities	(113,108)	(93,795)
Maturities of marketable securities	85,720	92,463
Sales of marketable securities	22,206	1,504
Net cash used in investing activities	(64,413)	(165,481)
Cash flows from financing activities:
Payments under capital leases	(31)	(166)
Payments under capital leases and long-term debt - related party	(2,164)	(2,069)
Payments related to business combinations	(266)	(1,335)
RSUs acquired to settle employee withholding liability	(184)	(7,028)
Excess tax benefit on stock-based compensation	247	207
Proceeds from issuance of common stock	29,271	11,969
Net cash provided by financing activities	26,873	1,578
Effect of exchange rate changes on cash and cash equivalents	(3,209)	(1,664)
Net change in cash and cash equivalents	89,240	(86,214)
Cash and cash equivalents at beginning of period	289,966	367,769
Cash and cash equivalents at end of period	$379,206	$281,555